Exhibit 99.2

                                POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints Timothy G. Caffrey, the undersigned's true and lawful attorney-in-fact to:

      (1) execute for and on behalf of the undersigned, in each the undersigned's individual capacity, as a general partner by Hollybank Investment, LP ("LP"), as a managing member of Thistle Investment LLC ("LLC") and as President and Director of Gattonside Investment Portfolio (Offshore) Ltd. ("LTD"), Schedule 13G and any amendments thereto in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) do and perform any and all act for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
            Schedule 13G and any amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is LP, LLC or LTD assuming, any of the undersigned's responsibilities to comply with Section 13 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G and any amendments thereto with respect to the undersigned's holdings of and transactions in securities issued by LP, LLC and LTD, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.


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      IN WITNESS  WHEREOF,  the undersigned has caused this Power of Attorney to be executed as of this 9th day of May, 2000.

                                                Dorsey R. Gardner

                                                /s/ Dorsey R. Gardner
                                                -------------------------------
                                                Signature

                                                Dorsey R. Gardner,  individually
                                                and  as   General   Partner   of
                                                Hollybank   Investment,    L.P.,
                                                Managing   Member   of   Thistle
                                                Investment  LLC,  and  President
                                                and   Director   of   Gattonside
                                                Investment  Portfolio (Offshore)
                                                Ltd.